UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2020 (September 25, 2020)

CNX Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CNXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 26, 2020, CNX Midstream Partners LP, a Delaware limited partnership (the “Partnership”), CNX Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), CNX Resources Corporation, a Delaware corporation (“CNX”), and CNX Resources Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of CNX (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub agreed to merge with and into the Partnership, with the Partnership surviving as an indirect wholly owned subsidiary of CNX (the “Merger”).

On September 28, 2020, the parties to the Merger Agreement completed the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each outstanding common unit representing a limited partner interest in the Partnership (each, a “Partnership Common Unit”) other than Partnership Common Units owned by CNX and its subsidiaries (each, a “Public Common Unit”), converted into the right to receive 0.88 shares of common stock, par value $0.01 per share, of CNX (the “CNX Common Stock” and the shares of CNX Common Stock issued in the Merger, the “Merger Consideration”); and (ii) (x) each of the phantom units and any other awards issued under a Partnership Long-Term Incentive Plan (each a “Partnership LTIP Award”) (other than the Director LTIP Awards (as defined below)), whether or not vested, that was outstanding immediately prior to the Effective Time, ceased to relate to or represent any right to receive Partnership Common Units and converted into an equivalent award of restricted stock units relating to CNX Common Stock on the same terms and conditions as were applicable to the corresponding Partnership LTIP Award, including any applicable payment timing provisions and dividend equivalent rights, as applicable, subject to the terms of the Merger Agreement and (y) each Partnership LTIP Award held by a non-employee director whose service to the Partnership or its affiliates terminated upon the consummation of the Merger (each a “Director LTIP Award”) and became fully vested and automatically converted into the right to receive, with respect to each Partnership Common Unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). Except for the Class B units representing limited partner interests in the Partnership (“Class B units”), which were automatically be canceled immediately prior to the Effective Time for no consideration in accordance with the Third Amended and Restated Agreement of Limited Partnership of CNX Midstream Partners LP, dated as of January 29, 2020, the interests in the Partnership owned by CNX and its subsidiaries remain outstanding as limited partner interests in the surviving entity. The General Partner continues to own the non-economic general partner interest in the surviving entity.

Pursuant to the Merger Agreement, CNX issued approximately 37.1 million shares of CNX Common Stock to the holders of Public Common Units as the Merger Consideration as described above.

The Merger Agreement is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2020, which agreement is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Partnership, CNX or their respective subsidiaries and affiliates.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each outstanding Public Common Unit issued and outstanding immediately prior to the Effective Time was converted, pursuant to the Merger, into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. The Partnership requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Partnership Common Units from the NYSE and to deregister the Partnership Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Partnership Common Units were suspended from trading on the NYSE prior to the opening of trading on September 28, 2020.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Effective Time, Raymond T. Betler, John E. Jackson and John A. Maher stepped down from their respective roles as members of the Board of Directors of the General Partner (the “GP Board”). The decision of each of Messrs. Betler, Jackson and Maher to step down as a member of the GP Board was not the result of any disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership, and was solely as a result of the Merger.

In addition, as of the Effective Time, the number of members of the GP Board was decreased from seven to four.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously announced, the completion of the Merger was subject to, among other things, approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the affirmative consent of the holders of a majority of the outstanding Partnership Common Units and Class B units, voting as a single class.

The GP Board set August 27, 2020 as the record date for determining the Partnership limited partners entitled to execute and deliver written consents approving the Merger Agreement and the transactions contemplated thereby, including the Merger. On September 1, 2020, CNX Gas Company LLC, a Virginia limited liability company and wholly owned subsidiary of CNX, and CNX Gas Holdings, Inc., a Delaware corporation and wholly owned subsidiary of CNX, which as of the record date collectively held 47,692,198 Partnership Common Units, representing approximately 51.4% of the outstanding limited partner interests as of the record date, delivered written consents approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “CNX Written Consents”). The delivery of the CNX Written Consents was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, without the receipt of written consent from any other holder of Partnership limited partner interests.

The deadline for the consent solicitation expired at 11:59 p.m. (Eastern Time), on September 25, 2020. A summary of the results for the proposal is set forth below.

(1) Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Consents For	Consents Withheld	Abstentions
61,736,428	3,167,149	92,310

Item 7.01	Regulation FD Disclosure.

On September 28, 2020, the Partnership and CNX issued a joint news release announcing the completion of the Merger. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of the Exhibit

2.1*	Agreement and Plan of Merger, dated as of July 26, 2020, by and among CNX Resources Corporation, CNX Midstream Partners LP, CNX Midstream GP LLC and CNX Resources Holdings LLC (incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on July 27, 2020, File No. 36635).

10.1	Support Agreement, dated as of July 26, 2020, by and among CNX Midstream Partners LP, CNX Gas Company LLC and CNX Gas Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on July 27, 2020, File No. 36635).

99.1	Press Release dated September 28, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX MIDSTREAM PARTNERS LP

By:	CNX MIDSTREAM GP, LLC, its general partner

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer and Director

Dated: September 28, 2020